Exhibit 99

                                  PRESS RELEASE

                            GRANDSOUTH BANCORPORATION
                        ANNOUNCES FIRST QUARTER EARNINGS

GREENVILLE,  S.C.,  April 27, 2004 -  GrandSouth  Bancorporation  (OTC  Bulletin
Board: GRRB.OB) today announced net income for the quarter ended March 31, 2004. The company recorded net income of $183,694 or $.06 per diluted share for the first quarter of 2004 compared to net income of $214,662 or $.08 per diluted share for the first quarter of 2003.

At March 31, 2004, total assets equaled $187 million compared to $172 million at December 31, 2003. Loans, net of reserves for loan losses, equaled $153 million at March 31, 2004 compared to $148 million at December 31, 2003. Total deposits at period end amounted to $161 million compared to $146 million at December 31, 2003.

GrandSouth Bancorporation is a public company with two offices located at 325 South Main Street, Fountain Inn, S.C. and 381 Halton Road, Greenville, S.C.

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements.

Contact: Ronald K. Earnest, President (864) 770 - 1000

April 27, 2004


Dear Shareholder:

We are pleased to share with you the results of the first quarter of 2004 for GrandSouth Bancorporation. The company reported net earnings for the quarter ended March 31, 2004 of $183,694 or $.06 per diluted share, a decline from the reported net income of $214,662 or $.08 per diluted share for the year earlier period of March 31, 2003. Total assets at quarter end 2004 equaled $187 million compared to $150 million at March 31, 2003. Deposits grew to $161 million at March 31, 2004 versus $127 million as of the year earlier period. Loans, net of reserves, totaled $154 million at March 31, 2004 compared to $114 million at March 31, 2003.

First quarter 2004 earnings declined from the year earlier period as a result of higher loan loss provision expense, extraordinary noninterest expenses related to a conversion of data processing and lower noninterest income. Net interest income for the period grew by 16% over the comparable period for 2003 as the result of higher earning asset volumes and a decline in funding costs.

Some of the costs we incurred in the fourth quarter of 2003 and the first quarter of 2004 will result in lower ongoing operating expenses and higher quality service for our customers for the remainder of the year and into the future. The recovering economy and a more favorable interest rate environment will also provide opportunities for profit improvement. We feel confident that the company is well positioned for future growth and that our capable staff of bankers will allow us to take advantage of the opportunities that exist in the markets we serve.

We continue to appreciate your support.



Sincerely,

Mason Y. Garrett, Chairman


Ronald K. Earnest, President

GRANDSOUTH BANCORPORATION
BALANCE SHEET

(Unaudited)

                                                                                            March 31, 2004         December 31, 2003
                                                                                            --------------         -----------------
ASSETS
Cash and Due From Banks ....................................................                $  2,774,115             $  2,046,684
Investment Securities ......................................................                  24,121,148               15,971,219
Loans, net .................................................................                 153,621,067              148,051,270
Other Assets ...............................................................                   6,211,119                6,391,585
                                                                                            ------------             ------------

Total Assets ...............................................................                $186,727,448             $172,460,758
                                                                                            ============             ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits ...............................................                   9,676,741                9,082,231
Interest bearing deposits ..................................................                 151,713,566              136,538,717
                                                                                            ------------             ------------
       Total deposits ......................................................                 161,390,307              145,620,948

Other Borrowings ...........................................................                  14,500,000               15,100,000
Other liabilities ..........................................................                     940,346                2,098,485
                                                                                            ------------             ------------
       Total liabilities ...................................................                 176,830,653              162,819,433

Shareholders' equity .......................................................                   9,896,796                9,641,325
                                                                                            ------------             ------------

Total liabilities and shareholders' equity .................................                $186,727,449             $172,460,758
                                                                                            ============             ============

GRANDSOUTH BANCORPORATION
STATEMENT OF OPERATIONS

(Unaudited)                                                                                 Three Months            Three Months
                                                                                           Ended March 31,         Ended March 31,
                                                                                                2004                    2003
                                                                                                ----                    ----


Total interest income ..............................................................         $2,300,170              $2,148,140

Total Interest expense .............................................................            815,262                 872,758
                                                                                             ----------              ----------
       Net interest income .........................................................          1,484,908               1,275,382

Provision for possible loan losses .................................................            350,000                 239,000
                                                                                             ----------              ----------

       Net interest income after provision for possible
            loan losses ............................................................          1,134,908               1,036,382
                                                                                             ----------              ----------

Total noninterest income ...........................................................             84,499                 117,074

Total noninterest expenses .........................................................            931,201                 812,683
                                                                                             ----------              ----------

       Income before taxes .........................................................            288,206                 340,773

Income tax expense .................................................................            104,512                 126,111
                                                                                             ----------              ----------

       Net Income ..................................................................         $  183,694              $  214,662
                                                                                             ==========              ==========


WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING .....................................................          2,165,970               2,165,970
                                                                                             ==========              ==========

WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING, DILUTED ............................................          2,874,818               2,874,818
                                                                                             ==========              ==========

NET INCOME PER COMMON SHARE ........................................................         $     0.08              $     0.10
                                                                                             ==========              ==========

NET INCOME PER COMMON SHARE, DILUTED ...............................................         $     0.06              $     0.07
                                                                                             ==========              ==========